ATHENE HOLDING LTD. REPORTS SECOND QUARTER 2020 RESULTS

Company Highlights

•	Record quarterly organic deposits of $6.9 billion, increasing 75% sequentially, and underwritten to returns in excess of targets

•	Closed large scale block reinsurance transaction with Jackson National, adding $29 billion of gross inorganic deposits

•	Execution across organic and inorganic funding channels drove strong net invested asset growth of 18% year-over-year, while maintaining high credit quality across the portfolio

•	Strong core profitability, normalizing for the impact of 1Q'20 market volatility on lagged alternative investments

•	Expect forward net investment earned rate to benefit from combination of normalizing alternative returns, investing of excess portfolio liquidity, and ongoing redeployment of Jackson investments

•	Robust capitalization with $3.0 billion of excess capital and $7.3 billion of total deployable capital[1]
PEMBROKE, Bermuda – August 5, 2020 – Athene Holding Ltd. ("Athene") (NYSE: ATH), a leading provider of retirement savings products, announced financial results for the second quarter 2020.
“Our second quarter results demonstrate the resilience of Athene’s business and our ability to serve as a source of strength for our policyholders and business partners during periods of market disruption,” said Jim Belardi, CEO of Athene. “We generated nearly $7 billion of organic deposits at exceptional returns, a quarterly record, with strength exhibited across all our channels during a period when others were forced to pull back. At the same time, we closed a large-scale block reinsurance transaction with Jackson National that added nearly $30 billion of growth to our balance sheet with predictable, persistent fixed annuity liabilities we know very well. Following this strong growth, Athene remains one of the best capitalized businesses in the industry, with $3 billion of excess equity capital and more than $7 billion of total deployable capital, which can be used for more than $85 billion of opportunistic growth.”
Mr. Belardi continued, “In the quarter, we generated strong normalized profitability in our core spread-based business. As we continue to invest our cash balances and redeploy the inherited Jackson portfolio, our earnings power and our capital base will continue to grow at attractive rates.”
Second Quarter 2020 Financial Results
Net income available to AHL common shareholders for the second quarter 2020 was $824 million, or $4.19 per diluted Class A common share ("diluted share"), compared to $720 million, or $3.75 per diluted share for the second quarter 2019. The increase from the prior year quarter was driven by higher adjusted operating income and favorable changes in the fair value of reinsurance assets due to tightening credit spreads, partially offset by a net decrease in the fair value of fixed indexed annuity ("FIA") derivatives due to a lower discount rate resulting from declining interest rates.
Adjusted operating income available to common shareholders for the second quarter 2020 was $490 million, or $2.49 per adjusted operating common share, compared to $370 million, or $1.95 per adjusted operating common share for the second quarter 2019. The increase from the prior year quarter was primarily driven by an increase in the fair value of the Apollo Operating Group ("AOG") investment which was not held in the prior year quarter.
Adjusted operating income available to common shareholders excluding notables and AOG for the second quarter 2020 was $98 million, or $0.58 per adjusted operating common share, compared to $370 million, or $1.95 per adjusted operating common share for the second quarter 2019. The decrease from the prior year quarter was primarily driven by a net investment loss from alternatives, more than half of which are valued on a lagged basis and were impacted by significant capital markets depreciation in the first quarter of 2020 being reflected in the current period.
Continued Strong Capital Position

•	Book value per common share of $75.87 for the period ended June 30, 2020, an increase of 14% year-over-year. Adjusted book value per common share of $51.15, an increase of 3% year-over-year

•	Total deployable capital of $7.3 billion, including excess equity capital of $3.0 billion, $2.5 billion of untapped debt capacity[2], and $1.8 billion of undrawn third-party commitments to ACRA

•	Total cash and cash equivalents of $6.2 billion, and a liquid bond portfolio of approximately $36 billion[3]

•	Available liquidity of $8.5 billion[4] as of June 30, 2020, including $2.25 billion undrawn credit facilities

•	ALRe RBC of 449%[5] and U.S. RBC of 430% as of June 30, 2020

1 Excess capital and undrawn third-party commitments to ACRA are presented net of future expected deployment to fund Jackson transaction announced in June 2020. 2 Untapped debt capacity assumes capacity of 25% debt to capitalization and is subject to general availability and market conditions. 3 As of June 30, 2020. Includes $34.4 billion of public corporates, and $1.8 billion of municipal, political subdivisions, and US and foreign government bonds. 4 Includes cash and cash equivalents, undrawn revolver of $1.25 billion, and undrawn FHLB capacity of $1 billion as of June 30, 2020. 5 ALRe RBC ratio is used to evaluate our capital position and the amount of capital needed to support our Retirement Services segment and is calculated by applying NAIC RBC factors to the statutory financial statements of AHL's non-U.S. reinsurance subsidiaries on an aggregate basis with certain adjustments made by management.

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Selected Results

	As of and for the three months ended June 30,
(In millions, except percentages and per share data)	2019	2020
Book value per common share	$66.69	$75.87
Adjusted book value per common share	$49.50	$51.15
Common shares outstanding	185.4	193.9
Adjusted operating common shares outstanding[1]	184.4	198.6

Return on equity (ROE)	25.6%	26.8%
Adjusted operating ROE	16.2%	19.4%
Adjusted operating ROE ex notables and AOG	16.2%	4.5%
Adjusted operating ROE – Retirement Services	18.9%	11.1%

Return on assets (ROA)	2.12%	2.03%
Adjusted operating ROA	1.28%	1.54%
Adjusted operating ROA ex notables and AOG	1.28%	0.31%
Net investment spread – Retirement Services	1.68%	0.96%

Investments, including related parties	$120,106	$163,039
Net invested assets	$116,671	$137,269
Debt to capital ratio	7.4%	9.2%
Adjusted debt to capital ratio	9.0%	11.1%
Total AHL shareholders' equity	$12,365	$14,711
Adjusted AHL common shareholders' equity	$9,127	$10,157

Gross organic deposits	$4,039	$6,921
Gross inorganic deposits	—	28,792
Gross deposits	4,039	35,713
Deposits attributable to ACRA noncontrolling interest	—	(18,268)
Net deposits	$4,039	$17,445
1 Adjusted operating common shares outstanding assumes conversion or settlement of all outstanding items that are able to be converted to or settled in Class A common shares, including the impacts of Class B common shares outstanding on a one-for-one basis, the impacts of all Class M common shares outstanding net of the conversion price and any other stock-based awards outstanding, but excluding any awards for which the exercise or conversion price exceeds the market value of Class A common shares on the applicable measurement date. Effective February 28, 2020, all Class B common shares were converted into Class A common shares and all Class M common shares were converted into warrants and Class A common shares. Our Class B common shares were economically equivalent to Class A common shares and were convertible to Class A common shares on a one-for-one basis at any time. Our Class M common shares were in the legal form of shares but economically functioned as options as they were convertible into Class A common shares after vesting and settlement of the conversion price. We believe this non-GAAP measure is an appropriate economic representation of our share counts for use in an economic view of book value metrics.

	Three months ended
	June 30,
(In millions, except per share data)	2019	2020
Net income available to AHL common shareholders	$720	$824
Non-operating adjustments
Investment gains (losses), net of offsets	417	775
Change in fair values of derivatives and embedded derivatives – FIAs, net of offsets	(57)	(405)
Integration, restructuring and other non-operating expenses	(11)	(9)
Stock compensation expense	(3)	—
Income tax (expense) benefit – non-operating	4	(27)
Less: Total non-operating adjustments	350	334
Adjusted operating income available to common shareholders	$370	$490

Adjusted operating income available to common shareholders by segment
Retirement Services	$376	$208
Corporate and Other	(6)	282
Adjusted operating income available to common shareholders	$370	$490

Earnings per common share – basic Class A	$3.76	$4.25
Earnings per common share – diluted Class A1	$3.75	$4.19
Adjusted operating earnings per common share[2]	$1.95	$2.49
Weighted average common shares outstanding – basic Class A	158.5	193.9
Weighted average common shares outstanding – diluted Class A1	158.8	196.9
Weighted average common shares outstanding – adjusted operating[2]	189.4	196.9
Weighted average common shares outstanding – adjusted operating excluding Apollo[3]	189.4	168.9

	Three months ended
	June 30,
(In millions)	2019	2020
Notable items
Retirement Services adjusted operating income available to common shareholders	$376	$208
Rider reserve and DAC equity market performance	—	(22)
Tax impact of notable items	—	2
Retirement Services notable items	—	(20)
Retirement Services adjusted operating income available to common shareholders excluding notable items	376	188

Corporate and Other adjusted operating income (loss) available to common shareholders	(6)	282
Consolidated adjusted operating income available to common shareholders excluding notable items	$370	$470

Adjusted operating earnings per common share excluding notables[2]	$1.95	$2.39
1 Diluted earnings per common share on a GAAP basis for Class A common shares, including diluted Class A weighted average common shares outstanding, includes the dilutive impacts, if any, of Class B common shares, Class M common shares and any other stock-based awards. There were no dilutive securities for the quarter. Diluted earnings per common share on a GAAP basis for Class A common shares are based on allocated net income available to AHL common shareholders of $824 million (100% of net income available to AHL common shareholders) and $596 million (83% of net income available to AHL common shareholders) for the three months ended June 30, 2020 and 2019, respectively.
2 Weighted average common shares outstanding – adjusted operating assumes conversion or settlement of all outstanding items that are able to be converted to or settled in Class A common shares, including the impacts of Class B common shares on a one-for-one basis, the impacts of all Class M common shares net of the conversion price and any other stock-based awards, but excluding any awards for which the exercise or conversion price exceeds the market value of Class A common shares on the applicable measurement date. Effective February 28, 2020, all Class B common shares were converted into Class A common shares and all Class M common shares were converted into warrants and Class A common shares. Our Class B common shares were economically equivalent to Class A common shares and could have been converted to Class A common shares on a one-for-one basis at any time. Our Class M common shares were in the legal form of shares but economically functioned as options as they were convertible into Class A common shares after vesting and settlement of the conversion price. In calculating Class A diluted earnings per common share on a GAAP basis, we are required to apply sequencing rules to determine the dilutive impacts, if any, of our Class B common shares, Class M common shares and any other stock-based awards. To the extent our Class B common shares, Class M common shares and/or any other stock-based awards were not dilutive they were excluded. We believe this non-GAAP measure is an appropriate economic representation of our share counts for use in an economic view of adjusted operating earnings per common share.
3 Weighted average common shares outstanding - adjusted operating excluding Apollo is adjusted to exclude the Athene shares issued in exchange for the AOG units as part of the Apollo transaction, but does not include an adjustment for the shares issued in exchange for $350 million cash.

Deposit Highlights
In the second quarter 2020, Athene generated gross deposits of $35.7 billion, driven by record quarterly organic deposits and substantial inorganic deposits, reflecting the closing of the previously announced fixed annuity reinsurance transaction with Jackson National Life Insurance Company ("Jackson"). In closing the Jackson transaction, Athene was supported by its strategic capital solution, ACRA, which provides on-demand third-party capital to support Athene's growth. Athene's proportionate share of these deposits, net of noncontrolling interest in ACRA attributable to third-party investors, resulted in total net deposits of $17.4 billion.
Athene's record quarterly gross organic deposits of $6.9 billion, an increase of 71% year-over-year and 75% quarter-over-quarter, reflected strength across the retail, flow reinsurance, and funding agreement1 channels. Importantly, organic deposits were underwritten to attractive, above-target returns despite the historically low interest rate environment, reflecting the ability to invest in a wider-than-normal spread environment coupled with low funding costs.
Retail: In the second quarter 2020, Athene generated $1.8 billion of new retail deposits, a decrease of 6% year-over-year, but an increase of 44% quarter-over-quarter. Sequentially improving volume was driven by strong sales through bank and broker-dealer intermediaries, including record fixed indexed annuity (FIA) sales in the bank channel. Athene remains a leader in the FIA market, serving as a source of strength for policyholders in committing capital to new policy issuance amid market volatility.
Flow Reinsurance: In the second quarter 2020, Athene generated record quarterly flow reinsurance deposits of $2.3 billion, an increase of 101% year-over-year and 163% quarter-over-quarter, which was driven by strong volumes from existing partnerships who sought to utilize Athene's competitive advantages. Importantly, the record deposits in the quarter were underwritten to attractive returns.
Institutional: In the second quarter 2020, Athene generated $2.9 billion of new deposits from institutional products, primarily driven by a record $2.6 billion of funding agreement activity1 underwritten to strong returns. Funding agreement activity was highlighted by two U.S. dollar denominated issuances and an inaugural Euro-denominated funding agreement totaling $1.4 billion of deposits. Athene also closed one pension risk transfer transaction totaling nearly $230 million of deposits in the second quarter.
Inorganic: On June 18, 2020, Athene entered into a fixed annuity reinsurance agreement with Jackson, whereby Athene assumed $29 billion of gross fixed and fixed indexed annuity (FIA) reserves, as well as $29 billion of gross invested assets. The transaction closed upon signing, with an effective date of June 1, 2020. Following redeployment of the inherited investment portfolio, the transaction is expected to be accretive to Athene's adjusted operating income and adjusted operating ROE in 2021 and 2022.
Segment Results
Retirement Services
For the second quarter 2020, adjusted operating income available to common shareholders in Retirement Services was $208 million, a decrease of $168 million, or 45%, from the second quarter 2019, resulting in an adjusted operating ROE of 11.1%. Excluding notable items, adjusted operating income available to common shareholders in Retirement Services was $188 million, resulting in an adjusted operating ROE of 10.1%.
The decrease in adjusted operating income available to common shareholders over the prior year quarter was primarily driven by lower net investment earnings from alternatives, which were impacted by significant capital markets depreciation from the first quarter of 2020 being reflected in the current period. Approximately 60% of the Company's alternative investments are valued on a lagged basis, which resulted in an associated second quarter net investment loss of $217 million for the Retirement Services segment for the second quarter 2020.
The net investment spread, which measures net investment earnings less cost of funds, was 0.96% of average net invested assets for the second quarter 2020, a decrease of 72 basis points from the second quarter 2019. The decrease from the prior year quarter was primarily driven by a lower net investment earned rate (NIER) reflecting the lagged alternatives, partially offset by a lower cost of funds.
The NIER was 3.44% for the second quarter 2020, compared to 4.63% in the prior year quarter. The annualized return on fixed income and other investments during the second quarter 2020 was 3.78%, compared to 4.26% in the prior year quarter, a decline of 48 basis points primarily driven by lower income from floating rate investments, below

1 Funding agreements are comprised of Athene's funding agreement backed note program, Federal Home Loan Bank secured funding agreements, and long-term repurchase agreements.

average levels of bond call income, elevated levels of cash and liquidity amid recent market volatility, as well as as a 6 basis point drag from onboarding the Jackson investment portfolio.
The forward net investment earned rate on fixed income and other investments is expected to benefit from investing excess portfolio cash and liquidity as well as executing the ongoing redeployment of the Jackson portfolio. The net annualized return on alternative investments during the second quarter 2020 was (4.38)% compared to 14.46% in the prior year quarter, primarily due to significant capital markets depreciation from the first quarter 2020 impacting approximately 60% of the alternatives portfolio on a lagged basis. Excluding alternative investments marked on a lagged basis, the net annualized return on alternative investments in Retirement Services during the second quarter was 28.63%.
Cost of funds, which is comprised of the total cost of crediting on deferred annuities and institutional products as well as other liability costs, was 2.48% for the second quarter 2020, a decrease of 47 basis points from the second quarter 2019, driven by lower crediting costs and other liability costs.
Total cost of crediting was 1.79% for the second quarter 2020, a decrease of 13 basis points from the prior year quarter, driven by lower crediting costs for both deferred annuities and institutional business. The cost of crediting on institutional business was 2.87%, a decrease of 89 basis points from the second quarter 2019. The year-over-year decline was driven by an increasing mix of lower rate funding agreements, declining rates on floating rate funding agreements, as well as favorable mortality developments within pension risk transfer liabilities. Cost of crediting on deferred annuities was 1.94%, a decrease of 4 basis points from the second quarter 2019 due to favorable crediting rate actions on in-force renewals and lower crediting rates on new deferred annuity issuance amid a declining interest rate environment.
Other liability costs were 0.69% for the second quarter 2020, a decrease of 34 basis points from the prior year quarter primarily due to lower DAC amortization due to a decline in gross profits resulting from a lower NIER, as well as lower rider reserves and DAC amortization due to equity market appreciation.
Corporate & Other
In the second quarter 2020, the adjusted operating income available to common shareholders was $282 million in Corporate & Other, an increase of $288 million from an adjusted operating loss available to common shareholders of $6 million in the second quarter 2019. The adjusted operating income available to common shareholders in the second quarter 2020 was primarily driven by an increase in the fair value of the Company's AOG investment, partially offset by lower income from alternative investments which reflected significant capital markets depreciation from the first quarter 2020 being reflected in the current period.
The fair value of Athene's AOG investment contributed $372 million of adjusted operating income, or $1.79 per common share in the quarter, primarily reflecting the increase in the common stock price of Apollo Global Management (NYSE: APO), as well as dividends received, net of a liquidity discount and associated tax expense. The price of APO common shares appreciated 49% in the second quarter, which primarily drove the sizable rebound in fair value.
Approximately 60% of the Company's alternative investments are valued on a lagged basis, which resulted in an associated second quarter net investment loss of $69 million in the Corporate & Other segment for the second quarter 2020. Excluding alternative investments marked on a lagged basis, the net annualized return on alternative investments in Corporate & Other during the second quarter was 61.76%.

Conference Call Information
Athene will host a conference call today, Wednesday, August 5, 2020, at 10:00 a.m. ET. During the call, members of Athene's senior management team will review Athene's financial results for the second quarter ended June 30, 2020. This press release, the second quarter 2020 earnings presentation, and quarterly financial supplement are posted to Athene’s website at ir.athene.com.

•	Live conference call: Toll-free at (866) 901-0811 (domestic) or (346) 354-0810 (international)

•	Conference call replay available through August 19, 2020 at (800) 585-8367 (domestic) or
(404) 537-3406 (international)

•	Conference ID number: 4259196

•	Live and archived webcast available at ir.athene.com

Investor Relations Contact:	Media Contact:
Noah Gunn	Karen Lynn
+1 441-279-8534	+1 441-279-8460
+1 646-768-7309	+1 515-342-3910
ngunn@athene.com	klynn@athene.com
About Athene Holding Ltd.
Athene, through its subsidiaries, is a leading retirement services company that issues, reinsures and acquires retirement savings products designed for the increasing number of individuals and institutions seeking to fund retirement needs. The products offered by Athene include:

•	Retail fixed, fixed indexed and index-linked annuity products;

•	Reinsurance arrangements with third-party annuity providers; and

•	Institutional products, such as funding agreements and the assumption of pension risk transfer obligations.

Athene had total assets of $183.2 billion as of June 30, 2020. Athene's principal subsidiaries include Athene Annuity & Life Assurance Company, a Delaware-domiciled insurance company, Athene Annuity and Life Company, an Iowa-domiciled insurance company, Athene Annuity & Life Assurance Company of New York, a New York-domiciled insurance company and Athene Life Re Ltd., a Bermuda-domiciled reinsurer.
Further information about our companies can be found at athene.com.
Non-GAAP Measures
In addition to our results presented in accordance with GAAP, we present certain financial information that includes non-GAAP measures. Management believes the use of these non-GAAP measures, together with the relevant GAAP measures, provides information that may enhance an investor’s understanding of our results of operations and the underlying profitability drivers of our business. The majority of these non-GAAP measures are intended to remove from the results of operations the impact of market volatility (other than with respect to alternative investments) as well as integration, restructuring and certain other expenses which are not part of our underlying profitability drivers, as such items fluctuate from period to period in a manner inconsistent with these drivers. These measures should be considered supplementary to our results in accordance with GAAP and should not be viewed as a substitute for the corresponding GAAP measures.

Adjusted operating income (loss) available to common shareholders is a non-GAAP measure used to evaluate our financial performance excluding market volatility and expenses related to integration, restructuring, stock compensation and other expenses. Our adjusted operating income (loss) available to common shareholders equals net income (loss) available to AHL common shareholders adjusted to eliminate the impact of the following (collectively, the non-operating adjustments):

•	Investment Gains (Losses), Net of Offsets

•	Change in Fair Values of Derivatives and Embedded Derivatives – FIAs, Net of Offsets

•	Integration, Restructuring and Other Non-Operating Expenses

•	Stock Compensation Expense

•	Bargain Purchase Gain

•	Income Tax (Expense) Benefit – Non-Operating

We consider these non-operating adjustments to be meaningful adjustments to net income (loss) available to AHL common shareholders for the reasons discussed in greater detail above. Accordingly, we believe using a measure which excludes the impact of these items is useful in analyzing our business performance and the trends in our results of operations. Together with net income (loss) available to AHL common shareholders, we believe adjusted operating income (loss) available to common shareholders provides a meaningful financial metric that helps investors understand our underlying results and profitability. Adjusted operating income (loss) available to common shareholders should not be used as a substitute for net income (loss) available to AHL common shareholders.

Adjusted operating ROA is a non-GAAP measure used to evaluate our financial performance and profitability. Adjusted operating ROA is computed using our adjusted operating income (loss) available to common shareholders divided by average net invested assets for the relevant period. To enhance the ability to analyze these measures across periods, interim periods are annualized. While we believe each of these metrics are meaningful financial metrics and enhance our understanding of the underlying profitability drivers of our business, they should not be used as a substitute for ROA presented under GAAP.

Adjusted operating ROE is a non-GAAP measure used to evaluate our financial performance excluding the impacts of AOCI and the cumulative change in fair value of funds withheld and modco reinsurance assets, net of DAC, DSI, rider reserve and tax offsets. Adjusted AHL common shareholders’ equity is calculated as the ending AHL shareholders’ equity excluding AOCI, the cumulative change in fair value of funds withheld and modco reinsurance assets and preferred stock. Adjusted operating ROE is calculated as the adjusted operating income (loss) available to common shareholders, divided by average adjusted AHL common shareholders’ equity. These adjustments fluctuate period to period in a manner inconsistent with our underlying profitability drivers as the majority of such fluctuation is related to the market volatility of the unrealized gains and losses associated with our AFS securities. Except with respect to reinvestment activity relating to acquired blocks of businesses, we typically buy and hold AFS investments to maturity throughout the duration of market fluctuations, therefore, the period-over-period impacts in unrealized gains and losses are not necessarily indicative of current operating fundamentals or future performance. Accordingly, we believe using measures which exclude AOCI and the cumulative change in fair value of funds withheld and modco reinsurance assets are useful in analyzing trends in our operating results. To enhance the ability to analyze these measures across periods, interim periods are annualized. Adjusted operating ROE should not be used as a substitute for ROE. However, we believe the adjustments to net income (loss) available to AHL common shareholders and equity are significant to gaining an understanding of our overall financial performance.

Adjusted operating earnings (loss) per common share, weighted average common shares outstanding – adjusted operating and adjusted book value per common share are non-GAAP measures used to evaluate our financial performance and financial condition. The non-GAAP measures adjust the number of shares included in the corresponding GAAP measures to reflect the conversion or settlement of all shares and other stock-based awards outstanding. We believe using these measures represent an economic view of our share counts and provide a simplified and consistent view of our outstanding shares. Adjusted operating earnings (loss) per common share is calculated as the adjusted operating income (loss) available to common shareholders, over the weighted average common shares outstanding – adjusted operating. Adjusted book value per common share is calculated as the adjusted AHL common shareholders’ equity divided by the adjusted operating common shares outstanding. Effective February 28, 2020, all Class B common shares were converted into Class A common shares and all Class M common shares were converted into warrants and Class A common shares. Our Class B common shares were economically equivalent to Class A common shares and could have been converted to Class A common shares on a one-for-one basis at any time. Our Class M common shares were in the legal form of shares but economically functioned as options as they were convertible into Class A common shares after vesting and settlement of the conversion price. In calculating Class A diluted earnings per share on a GAAP basis, we are required to apply sequencing rules to determine the dilutive impacts, if any, of our Class B common shares, Class M common shares and any other stock-based awards. To the extent our Class B common shares, Class M common shares and/or any other stock-based awards were not dilutive, after considering the dilutive effects of the more dilutive securities in the sequence, they were excluded. Weighted average common shares outstanding – adjusted operating and adjusted operating common shares outstanding assume conversion or settlement of all outstanding items that are able to be converted to or settled in Class A common shares, including the impacts of Class B common shares on a one-for-one basis, the impacts of all Class M common shares net of the conversion price and any other stock-based awards, but excluding any awards for which the exercise or conversion price exceeds the market value of our Class A common shares on the applicable measurement date. For certain historical periods, Class M shares were not included due to issuance restrictions which were contingent upon our IPO. Adjusted operating earnings (loss) per common share, weighted average common shares outstanding – adjusted operating and adjusted book value per common share should not be used as a substitute for basic earnings (loss) per share – Class A common shares, basic weighted average common shares outstanding – Class A or book value per common share. However, we believe the adjustments to the shares and equity are significant to gaining an understanding of our overall results of operations and financial condition.

Adjusted debt to capital ratio is a non-GAAP measure used to evaluate our capital structure excluding the impacts of AOCI and the cumulative change in fair value of funds withheld and modco reinsurance assets, net of DAC, DSI, rider reserve and tax offsets. Adjusted debt to capital ratio is calculated as total debt divided by adjusted AHL shareholders’ equity. Adjusted debt to capital ratio should not be used as a substitute for the debt to capital ratio. However, we believe the adjustments to total debt and shareholders’ equity are significant to gaining an understanding of our capitalization, debt utilization and debt capacity.

Net investment spread is a key measurement of the profitability of our Retirement Services segment. Net investment spread measures our investment performance less the total cost of our liabilities. Net investment earned rate is a key measure of our investment performance, while cost of funds is a key measure of the cost of our policyholder benefits and liabilities. Investment margin on our deferred annuities measures our investment performance less the cost of crediting for our deferred annuities, which make up a significant portion of our net reserve liabilities.

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Net investment earned rate is a non-GAAP measure we use to evaluate the performance of our net invested assets that does not correspond to GAAP net investment income. Net investment earned rate is computed as the income from our net invested assets divided by the average net invested assets, excluding the impacts of our investment in Apollo, for the relevant period. To enhance the ability to analyze these measures across periods, interim periods are annualized. The adjustments to arrive at our net investment earned rate add (a) alternative investment gains and losses, (b) gains and losses related to trading securities for CLOs, (c) net VIE impacts (revenues, expenses and noncontrolling interest), (d) forward points gains and losses on foreign exchange derivative hedges and (e) the change in fair value of reinsurance assets, and removes the proportionate share of the ACRA net investment income associated with the ACRA noncontrolling interest as well as the gain or loss on our investment in Apollo. We include the income and assets supporting our change in fair value of reinsurance assets by evaluating the underlying investments of the funds withheld at interest receivables and we include the net investment income from those underlying investments which does not correspond to the GAAP presentation of change in fair value of reinsurance assets. We exclude the income and assets supporting business that we have exited through ceded reinsurance including funds withheld agreements. We believe the adjustments for reinsurance provide a net investment earned rate on the assets for which we have economic exposure.

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Cost of funds includes liability costs related to cost of crediting on both deferred annuities and institutional products as well as other liability costs, but does not include the proportionate share of the ACRA cost of funds associated with the noncontrolling interest. Cost of funds is computed as the total liability costs divided by the average net invested assets, excluding our investment in Apollo, for the relevant period. To enhance the ability to analyze these measures across periods, interim periods are annualized.

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Cost of crediting includes the costs for both deferred annuities and institutional products. Cost of crediting on deferred annuities is the interest credited to the policyholders on our fixed strategies as well as the option costs on the indexed annuity strategies. With respect to FIAs, the cost of providing index credits includes the expenses incurred to fund the annual index credits, and where applicable, minimum guaranteed interest credited. Cost of crediting on institutional products is comprised of PRT costs including interest credited, benefit payments and other reserve changes, net of premiums received when issued, as well as funding agreement costs including the interest payments and other reserve changes. Cost of crediting is computed as the cost of crediting for deferred annuities and institutional products divided by the average net invested assets, excluding the investment in Apollo, for the relevant periods. Cost of crediting on deferred annuities is computed as the net interest credited on fixed strategies and option costs on indexed annuity strategies divided by the average net account value of our deferred annuities. Cost of crediting on institutional products is computed as the PRT and funding agreement costs divided by the average net institutional reserve liabilities. Our average net invested assets, excluding our investment in Apollo, net account values and net institutional reserve liabilities are averaged over the number of quarters in the relevant period to obtain our associated cost of crediting for such period. To enhance the ability to analyze these measures across periods, interim periods are annualized.

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Other liability costs include DAC, DSI and VOBA amortization, change in rider reserves, the cost of liabilities on products other than deferred annuities and institutional products, excise taxes, premiums, product charges and other revenues. We believe a measure like other liability costs is useful in analyzing the trends of our core business operations and profitability. While we believe other liability costs is a meaningful financial metric and enhances our understanding of the underlying profitability drivers of our business, it should not be used as a substitute for total benefits and expenses presented under GAAP.

Net investment earned rate, cost of funds, net investment spread and investment margin on deferred annuities are non-GAAP measures we use to evaluate the profitability of our business. We believe these metrics are useful in analyzing the trends of our business operations, profitability and pricing discipline. While we believe each of these metrics are meaningful financial metrics and enhance our understanding of the underlying profitability drivers of our business, they should not be used as a substitute for net investment income, interest sensitive contract benefits or total benefits and expenses presented under GAAP.

Operating expenses excludes integration, restructuring and other non-operating expenses, stock compensation expense, interest expense and policy acquisition expenses. We believe a measure like operating expenses is useful in analyzing the trends of our core business operations and profitability. While we believe operating expenses is a meaningful financial metric and enhances our understanding of the underlying profitability drivers of our business, it should not be used as a substitute for policy and other operating expenses presented under GAAP.

In managing our business, we analyze net invested assets, which does not correspond to total investments, including investments in related parties, as disclosed in our consolidated financial statements and notes thereto. Net invested assets represents the investments that directly back our net reserve liabilities as well as surplus assets. Net invested assets, excluding our investment in Apollo, is used in the computation of net investment earned rate, which allows us to analyze the profitability of our investment portfolio. Net invested assets includes (a) total investments on the consolidated balance sheets with AFS securities at cost or amortized cost, excluding derivatives, (b) cash and cash equivalents and restricted cash, (c) investments in related parties, (d) accrued investment income, (e) VIE assets, liabilities and noncontrolling interest adjustments, (f) net investment payables and receivables, (g) policy loans ceded (which offset the direct policy loans in total investments) and (h) an allowance for credit losses. Net invested assets also excludes assets associated with funds withheld liabilities related to business exited through reinsurance agreements and derivative collateral (offsetting the related cash positions). We include the underlying investments supporting our assumed funds withheld and modco agreements in our net invested assets calculation in order to match the assets with the income received. We believe the adjustments for reinsurance provide a view of the assets for which we have economic exposure. Net invested assets includes our proportionate share of ACRA investments, based on our economic ownership, but does not include the proportionate share of investments associated with the noncontrolling interest. Net invested assets also includes our investment in Apollo. Our net invested assets, excluding our investment in Apollo, are averaged over the number of quarters in the relevant period to compute our net investment earned rate for such period. While we believe net invested assets is a meaningful financial metric and enhances our understanding of the underlying drivers of our investment portfolio, it should not be used as a substitute for total investments, including related parties, presented under GAAP.

Sales statistics do not correspond to revenues under GAAP but are used as relevant measures to understand our business performance as it relates to deposits generated during a specific period of time. Our sales statistics include deposits for fixed rate annuities and FIAs and align with the LIMRA definition of all money paid into an individual annuity, including money paid into new contracts with initial purchase occurring in the specified period and existing contracts with initial purchase occurring prior to the specified period (excluding internal transfers). While we believe sales is a meaningful metric and enhances our understanding of our business performance, it should not be used as a substitute for premiums presented under GAAP.

Safe Harbor for Forward-Looking Statements
This press release contains, and certain oral statements made by Athene's representatives from time to time may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results, events and developments to differ materially from those set forth in, or implied by, such statements. These statements are based on the beliefs and assumptions of Athene's management and the management of Athene's subsidiaries. Generally, forward-looking statements include actions, events, results, strategies and expectations and are often identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. Forward-looking statements within this press release include, but are not limited to, statements regarding the future outcome of Athene's capital allocation determinations and future financial performance. Factors that could cause actual results, events and developments to differ include, without limitation: the accuracy of Athene's assumptions and estimates; Athene's ability to maintain or improve financial strength ratings; Athene's ability to manage its business in a highly regulated industry; regulatory changes or actions; the impact of Athene's reinsurers failing to meet their assumed obligations; the impact of interest rate fluctuations; changes in the federal income tax laws and regulations; the accuracy of Athene's interpretation of the Tax Cuts and Jobs Act; litigation (including class action litigation), enforcement investigations or regulatory scrutiny; the performance of third parties; the loss of key personnel; telecommunication, information technology and other operational systems failures; the continued availability of capital; new accounting rules or changes to existing accounting rules; general economic conditions; Athene's ability to protect its intellectual property; the ability to maintain or obtain approval of the Delaware Department of Insurance, the Iowa Insurance Division and other regulatory authorities as required for Athene's operations; and other factors discussed from time to time in Athene's filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 2019, its quarterly report on Form 10-Q for the quarterly period ended March 31, 2020 and its other SEC filings, which can be found at the SEC’s website www.sec.gov.
All forward-looking statements described herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. Athene does not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.
# # #

Athene Holding Ltd.
Condensed Consolidated Balance Sheets (unaudited, in millions)

	December 31,	June 30,
	2019	2020
Assets
Investments
Available-for-sale securities, at fair value	$71,374	$74,735
Trading securities, at fair value	2,070	2,075
Equity securities, at fair value	247	237
Mortgage loans, net of allowances	14,306	15,203
Investment funds	750	682
Policy loans	417	393
Funds withheld at interest	15,181	42,269
Derivative assets	2,888	2,379
Short-term investments	596	364
Other investments	158	359
Total investments	107,987	138,696
Cash and cash equivalents	4,240	6,240
Restricted cash	402	1,281
Investments in related parties
Available-for-sale securities, at fair value	3,804	4,070
Trading securities, at fair value	785	872
Equity securities, at fair value	64	52
Mortgage loans, net of allowances	653	626
Investment funds	3,550	5,278
Funds withheld at interest	13,220	12,971
Other investments, net of allowances	487	474
Accrued investment income	807	836
Reinsurance recoverable	4,863	5,310
Deferred acquisition costs, deferred sales inducements and value of business acquired	5,008	5,468
Other assets	1,005	1,067
Total assets	$146,875	$183,241
(Continued)

Condensed Consolidated Balance Sheets (unaudited, in millions)

	December 31,	June 30,
	2019	2020
Liabilities
Interest sensitive contract liabilities	$102,745	$135,537
Future policy benefits	23,330	24,596
Other policy claims and benefits	138	124
Dividends payable to policyholders	113	112
Short-term debt	475	—
Long-term debt	992	1,486
Derivative liabilities	97	118
Payables for collateral on derivatives and securities to repurchase	3,255	3,716
Funds withheld liability	408	427
Other liabilities	1,181	1,486
Total liabilities	132,734	167,602

Equity
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	4,171	6,090
Retained earnings	6,939	6,437
Accumulated other comprehensive income	2,281	2,184
Total Athene Holding Ltd. shareholders’ equity	13,391	14,711
Noncontrolling interests	750	928
Total equity	14,141	15,639
Total liabilities and equity	$146,875	$183,241
(Concluded)
Condensed Consolidated Statements of Income (unaudited, in millions)

	Three months ended
	June 30,
	2019	2020
Revenue
Premiums	$787	$355
Product charges	132	141
Net investment income	1,182	1,336
Investment related gains	1,313	2,548
Other revenues	9	18
Total revenues	3,423	4,398
Benefits and Expenses
Interest sensitive contract benefits	1,094	2,076
Amortization of DSI	13	(21)
Future policy and other policy benefits	1,111	674
Amortization of DAC and VOBA	261	361
Dividends to policyholders	9	9
Policy and other operating expenses	185	218
Total benefits and expenses	2,673	3,317
Income before income taxes	750	1,081
Income tax expense	30	150
Net income	720	931
Less: Net income attributable to noncontrolling interests	—	88
Net income attributable to Athene Holding Ltd. shareholders	720	843
Less: Preferred stock dividends	—	19
Net income available to Athene Holding Ltd. common shareholders	$720	$824

Non-GAAP Measure Reconciliations

The reconciliation of net income available to Athene Holding Ltd. common shareholders to adjusted operating income available to common shareholders excluding notable items is as follows:

	Three months ended
	June 30,
(In millions)	2019	2020
Net income available to Athene Holding Ltd. common shareholders	$720	$824
Less: Total non-operating adjustments	350	334
Adjusted operating income available to common shareholders	370	490
Notable items	—	(20)
Adjusted operating income available to common shareholders excluding notable items	$370	$470

Retirement Services adjusted operating income available to common shareholders	$376	$208
Rider reserve and DAC equity market performance	—	(22)
Tax impact of notable items	—	2
Retirement Services notable items	—	(20)
Retirement Services adjusted operating income available to common shareholders excluding notable items	376	188

Corporate and Other adjusted operating income (loss) available to common shareholders	(6)	282
Consolidated adjusted operating income available to common shareholders excluding notable items	$370	$470

The reconciliation of basic earnings per Class A common share to adjusted operating earnings per common share is as follows:

	Three months ended
	June 30,
	2019	2020
Basic earnings per share – Class A common shares	$3.76	$4.25
Non-operating adjustments
Investment gains (losses), net of offsets	2.20	3.93
Change in fair values of derivatives and embedded derivatives – FIAs, net of offsets	(0.30)	(2.06)
Integration, restructuring and other non-operating expenses	(0.06)	(0.04)
Stock compensation expense	(0.02)	—
Income tax (expense) benefit – non-operating	0.02	(0.14)
Less: Total non-operating adjustments	1.84	1.69
Less: Effect of items convertible to or settled in Class A common shares	(0.03)	0.07
Adjusted operating earnings per common share	$1.95	$2.49

The reconciliation of basic weighted average Class A common shares to weighted average common shares outstanding – adjusted operating, is as follows:

	Three months ended
	June 30,
(In millions)	2019	2020
Basic weighted average common shares outstanding – Class A	158.5	193.9
Conversion of Class B common shares to Class A common shares	25.4	—
Conversion of Class M common shares to Class A common shares	5.1	—
Effect of other stock compensation plans	0.4	3.0
Weighted average common shares outstanding – adjusted operating	189.4	196.9

The reconciliation of AHL shareholders’ equity to adjusted AHL common shareholders’ equity included in adjusted book value per common share, adjusted debt to capital ratio, and adjusted operating ROE is as follows:

	June 30,
(In millions)	2019	2020
Total AHL shareholders' equity	$12,365	$14,711
Less: Preferred stock	839	1,755
Total AHL common shareholders' equity	11,526	12,956
Less: AOCI	1,760	2,184
Less: Accumulated change in fair value of reinsurance assets	639	615
Total adjusted AHL common shareholders' equity	$9,127	$10,157

Retirement Services	$7,704	$6,957
Corporate and Other	1,423	3,200
Total adjusted AHL common shareholders' equity	$9,127	$10,157

The reconciliation of average AHL shareholders’ equity to average adjusted AHL common shareholders’ equity included in adjusted operating ROE is as follows:

	Three months ended
	June 30,
(In millions)	2019	2020
Average AHL shareholders' equity	$11,241	$12,326
Less: Average preferred stock	420	1,464
Less: Average AOCI	1,233	505
Less: Average accumulated change in fair value of reinsurance assets	474	230
Average adjusted AHL common shareholders' equity	$9,114	$10,127

Retirement Services	$7,952	$7,480
Corporate and Other	1,162	2,647
Average adjusted AHL common shareholders' equity	$9,114	$10,127

The reconciliation of basic Class A common shares outstanding to adjusted operating common shares outstanding is as follows:

	June 30,
(In millions)	2019	2020
Class A common shares outstanding	152.6	193.9
Conversion of Class B common shares to Class A common shares	25.4	—
Conversion of Class M common shares to Class A common shares	5.3	—
Effect of other stock compensation plans	1.1	4.7
Adjusted operating common shares outstanding	184.4	198.6

The reconciliation of book value per common share to adjusted book value per common share is as follows:

	June 30,
	2019	2020
Book value per common share	$66.69	$75.87
Preferred stock	(4.53)	(9.05)
AOCI	(9.49)	(11.26)
Accumulated change in fair value of reinsurance assets	(3.45)	(3.17)
Effect of items convertible to or settled in Class A common shares	0.28	(1.24)
Adjusted book value per common share	$49.50	$51.15

The reconciliation of debt to capital ratio to adjusted debt to capital ratio is as follows:

	June 30,
(In millions, except percentages)	2019	2020
Total debt	$991	$1,486
Total AHL shareholders' equity	12,365	14,711
Total capitalization	13,356	16,197
Less: AOCI	1,760	2,184
Less: Accumulated change in fair value of reinsurance assets	639	615
Total adjusted capitalization	$10,957	$13,398

Debt to capital ratio	7.4%	9.2%
AOCI	1.2%	1.5%
Accumulated change in fair value of reinsurance assets	0.4%	0.4%
Adjusted debt to capital ratio	9.0%	11.1%

The reconciliation of net investment income to net investment earnings and earned rate is as follows:

	Three months ended
	June 30,
	2019		2020
(In millions)	Dollar	Rate	Dollar	Rate
GAAP net investment income	$1,182	4.10%	$1,336	4.22%
Change in fair value of reinsurance assets	161	0.56%	218	0.69%
Alternative income gain (loss)	12	0.04%	56	0.18%
ACRA noncontrolling interest	—	—%	(81)	(0.26)%
Apollo investment (income) loss	—	—%	(481)	(1.52)%
Held for trading amortization and other	(10)	(0.03)%	(8)	(0.02)%
Total adjustments to arrive at net investment earnings/earned rate	163	0.57%	(296)	(0.93)%
Total net investment earnings/earned rate	$1,345	4.67%	$1,040	3.29%

Retirement Services	$1,321	4.63%	$1,075	3.44%
Corporate and Other	24	8.39%	(35)	(8.91)%
Total net investment earnings/earned rate	$1,345	4.67%	$1,040	3.29%

Retirement Services	$114,059		$124,943
Corporate and Other ex. Apollo investment	1,162		1,567
Consolidated average net invested assets ex. Apollo investment	$115,221		$126,510

The reconciliation of interest sensitive contract benefits to Retirement Services' cost of crediting, and the respective rates, is as follows:

	Three months ended
	June 30,
	2019		2020
(In millions)	Dollar	Rate	Dollar	Rate
GAAP interest sensitive contract benefits	$1,094	3.84%	$2,076	6.65%
Interest credited other than deferred annuities and institutional products	50	0.18%	75	0.24%
FIA option costs	280	0.98%	271	0.86%
Product charges (strategy fees)	(29)	(0.10)%	(34)	(0.11)%
Reinsurance embedded derivative impacts	14	0.05%	15	0.05%
Change in fair values of embedded derivatives – FIAs	(868)	(3.05)%	(1,734)	(5.55)%
Negative VOBA amortization	7	0.02%	5	0.02%
ACRA noncontrolling interest	—	—%	(113)	(0.37)%
Other changes in interest sensitive contract liabilities	(1)	—%	(1)	—%
Total adjustments to arrive at cost of crediting	(547)	(1.92)%	(1,516)	(4.86)%
Retirement Services cost of crediting	$547	1.92%	$560	1.79%

Retirement Services cost of crediting on deferred annuities	$448	1.98%	$451	1.94%
Retirement Services cost of crediting on institutional products	99	3.76%	109	2.87%
Retirement Services cost of crediting	$547	1.92%	$560	1.79%

Retirement Services average net invested assets	$114,059		$124,943
Average net account value on deferred annuities	90,675		92,814
Average institutional net reserve liabilities	10,470		15,233

The reconciliation of benefits and expenses to other liability costs is as follows:

	Three months ended
	June 30,
(In millions)	2019	2020
GAAP benefits and expenses	$2,673	$3,317
Premiums	(787)	(355)
Product charges	(132)	(141)
Other revenues	(9)	(18)
Cost of crediting	(253)	(275)
Change in fair value of embedded derivatives – FIA, net of offsets	(817)	(1,445)
DAC, DSI and VOBA amortization related to investment gains and losses	(181)	(323)
Rider reserves	(24)	(46)
Policy and other operating expenses, excluding policy acquisition expenses	(117)	(145)
AmerUs closed block fair value liability	(59)	(100)
ACRA noncontrolling interest	—	(241)
Other	1	(13)
Total adjustments to arrive at other liability costs	(2,378)	(3,102)
Other liability costs	$295	$215

Retirement Services	$295	$215
Corporate and Other	—	—
Consolidated other liability costs	$295	$215

The reconciliation of policy and other expenses to operating expenses is as follows:

	Three months ended
	June 30,
(In millions)	2019	2020
Policy and other operating expenses	$185	$218
Interest expense	(15)	(29)
Policy acquisition expenses, net of deferrals	(69)	(73)
Integration, restructuring and other non-operating expenses	(11)	(9)
Stock compensation expenses	(3)	—
ACRA noncontrolling interest	—	(19)
Total adjustments to arrive at operating expenses	(98)	(130)
Operating expenses	$87	$88

Retirement Services	$68	$71
Corporate and Other	19	17
Consolidated operating expenses	$87	$88

The reconciliation of total investments, including related parties, to net invested assets is as follows:

	June 30,
(In millions)	2019	2020
Total investments, including related parties	$120,106	$163,039
Derivative assets	(2,299)	(2,379)
Cash and cash equivalents (including restricted cash)	5,238	7,521
Accrued investment income	758	836
Payables for collateral on derivatives	(2,183)	(2,117)
Reinsurance funds withheld and modified coinsurance	(1,236)	(203)
VIE and VOE assets, liabilities and noncontrolling interest	656	(18)
Unrealized (gains) losses	(3,084)	(3,782)
Ceded policy loans	(280)	(225)
Net investment receivables (payables)	(1,005)	(1,281)
Allowance for credit losses	—	574
Total adjustments to arrive at gross invested assets	(3,435)	(1,074)
Gross invested assets	116,671	161,965
ACRA noncontrolling interest	—	(24,696)
Net invested assets	$116,671	$137,269